UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2016

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

PolyOne Corporation (the “Company”) held its Annual Meeting of Shareholders on May 12, 2016 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed on April 1, 2016.

a)	The following individuals were nominated in 2016 to serve as directors until the 2017 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Richard H. Fearon	76,586,580	771,261	4,071,525
Gregory J. Goff	71,232,991	6,124,850	4,071,525
William R. Jellison	76,799,929	557,912	4,071,525
Sandra Beach Lin	76,680,135	677,706	4,071,525
Richard A. Lorraine	76,152,814	1,205,027	4,071,525
Robert M. Patterson	76,027,434	1,330,407	4,071,525
William H. Powell	76,981,916	375,925	4,071,525
Kerry J. Preete	76,982,488	375,353	4,071,525
Farah M. Walters	76,495,520	862,321	4,071,525
William A. Wulfsohn	76,613,998	743,843	4,071,525

b)	The shareholders approved, on an advisory basis, our named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
74,058,965	3,005,605	293,271	4,071,525

c)	The shareholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

For	Against	Abstain
78,723,669	2,556,166	149,531

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle Senior Vice President, General Counsel and Secretary

Date: May 13, 2016